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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) May 9, 1997

                        Bristol Technology Systems, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      0-21633                  58-2235556
 (State or other juridiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


5000 Birch Street,Suite 205, Newport Beach, California              92660
      (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:             (714) 475-0800


          18201 Von Karman Avenue, Suite 305, Irvine, California 92612 (Former name or former address, if changed since last report)






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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

         On May 9, 1997, the Agreement and Plan of Merger (the "Agreement") by and among Bristol Technology Systems, Inc. (the "Company"), the Company's wholly-owned subsidiary, Bristol Merger Corporation (the "Purchaser"), International Systems & Electronics, Inc. (ISE) and the sole shareholder of ISE, Pedro Penton (the "Shareholder") was consummated. ISE is a point-of-sale (POS) systems dealer for NCR, Omron and Sharp equipment. ISE sells, installs and services POS solutions to the hospitality and general retail markets in Florida and Latin American countries. For the year ended December 31, 1996, ISE had unaudited gross revenues of $4,800,000 and total assets of $3,600,000. Assets acquired as a result of the Agreement consist primarily of accounts receivable and inventory.

         In consideration for the merger, the Shareholder will receive $1,100,000 in cash and 130,434 shares of non-registered, restricted Common Stock of the Company which were valued at April 25, 1997 to be $750,000.

         The purchase price to be paid to the Shareholder as a result of the merger was negotiated on an "arms-length" basis with the Shareholder, and neither the Shareholder nor any of the principals of the Company had a pre-existing relationship prior to the consummation of the transaction. Cash utilized for the acquisition was obtained by the Company from its recently concluded public offering of its securities consummated on November 20, 1996.

                  The Shareholder has entered into an employment agreement dated May 1, 1997, pursuant to which he will serve as President of ISE and will serve on the Board of Directors of ISE. The term of the employment agreement is five years concluding April 30, 2002, during which term Mr. Penton will receive a base salary of $150,000, will be eligible to earn certain bonuses and will receive certain additional benefits.


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of the businesses acquired (TO BE PROVIDED BY AMENDMENT)

         (b)      Pro Forma Financial information (TO BE PROVIDED BY AMENDMENT)

         (c)      Exhibits:

                  (1) Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Bristol Merger Corporation, International Systems & Electronics Corporation (Exhibit 10.27)

                  (2) Employment Agreement to be effective May 1, 1997 by and between Pedro Penton and International Systems & Electronics Corporation (Exhibit 10.28)









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                                INDEX TO EXHIBITS

Index
Number            Description

10.27 Agreement and Plan of Merger by and among Bristol Technology Systems, Inc., Bristol Merger Corp., International Systems & Electronics Corporation and Pedro Penton.

10.28 Employment Agreement to be effective as of May 1, 1997 by and between Pedro Penton and International Systems & Electronics Corporation.















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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               BRISTOL TECHNOLOGY SYSTEMS, INC.



                               By: /s/ KELLY KAUFMAN
                                   ---------------------------------------------
                                        Kelly Kaufman, Vice President of Finance



May 23, 1997